DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2012 RESULTS

AND ANNOUNCES $1 BILLION INCREASE TO SHARE REPURCHASE PROGRAM

First Quarter 2012 Financial Highlights:

·	Revenues increased 16% to $1,103 million

·	Adjusted OIBDA increased 19% to $507 million

·	Net income decreased to $222 million (up 9% excluding one-time prior year item)

·	Free cash flow increased 10% to $227 million

·	Repurchased 6.9 million shares for an aggregate purchase price of $288 million

Silver Spring, Maryland – May 8, 2012: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2012.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery is off to a great start in 2012 with strong first quarter results that built upon the consistent financial and operating momentum we generated throughout 2011. Viewers around the world are spending more time with our networks than ever before, and we are leveraging the demand for our programming across a worldwide ad market that remains healthy. The universal appeal of our content is also providing us further opportunities to capitalize on developing distribution systems and an evolving global pay-tv landscape. Investing in our brands to maximize the potential of our unique distribution platform, as well as emerging opportunities, remains a priority, and we are focused on doing so while delivering sustained growth and returning capital to shareholders.”

First Quarter Results

First quarter revenues of $1,103 million increased $152 million, or 16%, over the first quarter a year ago, led by 16% growth at U.S. Networks and 18% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 19% to $507 million, driven by an 18% increase at U.S. Networks and a 19% increase at International Networks. Adjusted OIBDA margin for the first quarter increased to 46% from 45% in the first quarter of 2011.

First quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $221 million ($0.57 per diluted share) decreased $84 million compared to $305 million ($0.74 per diluted share) for the first quarter a year ago as strong operating performance in the current year was more than offset by a gain of $102 million, net of tax, in the first quarter of 2011 from the contribution of the Discovery Health network to the OWN: Oprah Winfrey Network joint venture. Current quarter results also reflect that during the quarter the Company began recording 100% of OWN’s net losses in Other expense, net, as accumulated operating losses at OWN exceeded the equity contributed to OWN.

Free cash flow was $227 million for the first quarter, an increase of $21 million from the first quarter of 2011, due to increased operating performance and lower long-term incentive compensation payments, partially offset by higher cash tax payments. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS
(dollars in millions)			Three Months Ended March 31,

		2012	2011	Change

Revenues:
U.S. Networks		$681	$587	16%
International Networks		380	323	18%
Education and Other		42	41	2%
Corporate and Eliminations		—	—	NM

Total Revenues		$1,103	$951	16%

Adjusted OIBDA:
U.S. Networks		$395	$334	18%
International Networks		171	144	19%
Education and Other		5	8	(38%)
Corporate and Eliminations		(64)	(59)	(8%)

Total Adjusted OIBDA		$507	$427	19%

U.S. Networks
(dollars in millions)			Three Months Ended March 31,

		2012	2011	Change

Revenues:
Distribution	$	337	$274	23%
Advertising		329	290	13%
Other		15	23	(35%)

Total Revenues	$	681	$587	16%

Adjusted OIBDA	$	395	$334	18%
Adjusted OIBDA Margin		58%	57%

First Quarter Results

U.S. Networks’ revenues in the first quarter of 2012 increased 16% to $681 million primarily driven by distribution and advertising revenue growth. Distribution revenue grew 23% largely from increased licensing revenue of $50 million driven by the delivery of selected library titles under new and existing licensing agreements. The current quarter also included higher rates and subscriber growth primarily from networks carried on the digital tier. Excluding the new and existing licensing agreements, distribution revenues grew 5% compared with the first quarter a year ago. Advertising revenue increased 13% due to higher pricing, increased ratings, and higher sellouts. Other revenue decreased $8 million due to lower revenue from services provided to unconsolidated equity method investees.

Adjusted OIBDA increased 18% to $395 million primarily reflecting the 16% revenue growth partially offset by 13% higher operating expenses. Current quarter expenses included additional costs associated with the new and existing licensing agreements, partially offset by expense reductions associated with services provided to unconsolidated equity method investees. Excluding the impact associated with the new and existing licensing agreements, Adjusted OIBDA increased 6% as the revenue growth was partially offset by higher operating expenses primarily due to increased content amortization, marketing and personnel costs.

International Networks
(dollars in millions)	Three Months Ended March 31,

	2012	2011	Change

Revenues:
Distribution	$239	$210	14%
Advertising	124	102	22%
Other	17	11	55%

Total Revenues	$380	$323	18%

Adjusted OIBDA	$171	$144	19%
Adjusted OIBDA Margin	45%	45%

First Quarter Results

International Networks’ revenues for the first quarter increased 18% to $380 million primarily led by distribution revenue growth of 14% and advertising revenue growth of 22%. Excluding the impact of foreign currency fluctuations, total revenues increased 20%. Distribution revenue, excluding foreign currency fluctuations as well as lower launch support amortization, grew 11% mainly from increased subscribers across all regions. Advertising revenue in local currency terms was up 25% during the first quarter, primarily from higher pricing and increased viewership at new and rebranded networks. Other revenue was $6 million higher primarily due to revenue from a production company acquired in the fourth quarter of 2011.

Adjusted OIBDA increased 19% to $171 million reflecting the 18% revenue growth, partially offset by an 11% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA grew 20% as the 20% revenue growth was partially offset by higher operating expenses primarily due to increased content, distribution and personnel costs.

Education and Other
(dollars in millions)	Three Months Ended March 31,

	2012	2011	Change

Revenues	$42	$41	2%
Adjusted OIBDA	$5	$8	(38%)
Adjusted OIBDA Margin	12%	20%

First Quarter Results

Education and Other Adjusted OIBDA decreased $3 million compared to the first quarter of 2011 as slight revenue growth from higher school streaming volumes and assessment services for our education business was more than offset primarily by costs associated with digital textbook initiatives and higher personnel costs.

Corporate and Eliminations

For the first quarter of 2012 Adjusted OIBDA decreased $5 million, primarily due to increased equity-based compensation.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 6.90 million shares of its Series C common stock at an average price of $41.74 per share for an aggregate purchase price of approximately $288 million.

From April 1, 2012 through May 3, 2012, the Company repurchased 2.71 million shares of its Series C common stock for approximately $130 million.

The Company has repurchased 39.76 million shares of Series C common stock under its $2.0 billion stock repurchase program to date at an aggregate purchase price of approximately $1.52 billion. In aggregate, including the 13.73 million preferred shares acquired from Advance/Newhouse Programming Partnership, the Company has repurchased 13% of the shares outstanding since buyback activity was authorized in 2010.

The Company’s Board of Directors has approved a $1.0 billion increase to the existing stock repurchase program, to $3.0 billion. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

During the third quarter of 2011, the Company expanded the components of distribution revenue reported in its financial statements to include content arrangements and other subscription services for content. Accordingly, prior period financial information has been reclassified so that the basis of the presentation is consistent with that of the 2012 financial information.

FULL YEAR 2012 OUTLOOK

For the full year ending December 31, 2012, Discovery Communications, Inc. expects total revenue between $4.550 billion and $4.650 billion, Adjusted OIBDA between $2.125 billion and $2.200 billion, and net income available to Discovery Communications, Inc. stockholders of $1.000 billion to $1.100 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-866-770-7146 inside the U.S. and 1-617-213-8068 outside of the U.S., using the following passcode: 87431568.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 17, 2012. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2012 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,

	2012	2011

Revenues:
Distribution	$ 576	$484
Advertising	453	392
Other	74	75

Total revenues	1,103	951

Costs and expenses:
Costs of revenues, excluding depreciation and amortization	311	273
Selling, general and administrative	315	269
Depreciation and amortization	30	30
Restructuring charges	1	1
Gain on disposition	—	(129)

Total costs and expenses	657	444

Operating income	446	507

Interest expense	(55)	(49)
Other expense, net	(50)	(7)

Income before income taxes	341	451
Provision for income taxes	(119)	(146)

Net income	222	305
Net income attributable to noncontrolling interests	(1)	—

Net income available to Discovery Communications, Inc.
stockholders	$ 221	$305

Net income per share available to Discovery
Communications, Inc. stockholders:
Basic	$ 0.57	$0.75

Diluted	$ 0.57	$0.74

Weighted average shares outstanding:
Basic	386	409

Diluted	390	414

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$1,044	$1,048
Receivables, net	1,062	1,042
Content rights, net	99	93
Deferred income taxes	72	73
Prepaid expenses and other current assets	174	175

Total current assets	2,451	2,431

Noncurrent content rights, net	1,334	1,302
Property and equipment, net	374	379
Goodwill	6,294	6,291
Intangible assets, net	567	571
Equity method investments	778	807
Other noncurrent assets	137	132

Total assets	$11,935	$11,913

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$63	$53
Accrued expenses and other current liabilities	567	554
Deferred revenues	91	113
Current portion of long-term debt	19	26

Total current liabilities	740	746

Long-term debt	4,218	4,219
Deferred income taxes	321	337
Other noncurrent liabilities	88	92

Total liabilities	5,367	5,394

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,609	6,505
Treasury stock, at cost: 37 and 30 Series C common shares	(1,390)	(1,102)
Retained earnings	1,353	1,132
Accumulated other comprehensive loss	(12)	(23)

Total Discovery Communications, Inc. stockholders’ equity	6,565	6,517
Noncontrolling interests	3	2

Total equity	6,568	6,519

Total liabilities and equity	$11,935	$11,913

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,

2012		2011

OPERATING ACTIVITIES
Net income	$222		$305
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	41		17
Depreciation and amortization	30		30
Content amortization and impairment expense	207		185
Gain on disposition	—		(129)
Equity in losses and distributions from investee companies	58		13
Other, net	(11)		52
Changes in operating assets and liabilities:
Receivables, net	(29)		14
Content rights	(226)		(208)
Accounts payable and accrued liabilities	(23)		(69)
Equity-based compensation liabilities	(24)		(66)
Income tax receivable	20		110
Other, net	(17)		(37)

Cash provided by operating activities	248		217

INVESTING ACTIVITIES
Purchases of property and equipment	(21)		(11)
Distribution from equity method investees	17		—
Investments in and advances to equity method investees	(38)		(57)
Other investing activities, net	—		(2)

Cash used in investing activities	(42)		(70)

FINANCING ACTIVITIES
Principal repayments of capital lease obligations	(10)		(10)
Repurchases of common stock	(288)		(167)
Cash distributions to noncontrolling interests	—		(5)
Proceeds from stock option exercises	57		10
Excess tax benefits from equity-based compensation	30		4
Other financing activities, net	(2)		—

Cash used in financing activities	(213)		(168)

Effect of exchange rate changes on cash and cash equivalents	3		8

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4)		(13)
Cash and cash equivalents, beginning of period	1,048		466

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,044		$453

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended March 31, 2012

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Equity-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$395	$ (3)	$(2)	$—	$(1)	$389
International Networks	171	(11)	(3)	—	—	157
Education and Other	5	(1)	—	—	—	4
Corporate and Eliminations	(64)	(15)	—	(25)	—	(104)

Total	$507	$ (30)	$(5)	$(25)	$(1)	$446

		Three Months Ended March 31, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Equity-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$334	$ (4)	$(2)	$—	$ 128	$ 456
International Networks	144	(10)	(12)	—	—	122
Education and Other	8	(2)	—	—	—	6
Corporate and Eliminations	(59)	(14)	—	(4)	—	(77)

Total	$427	$ (30)	$ (14)	$(4)	$ 128	$ 507

(a)	For the three months ended March 31, 2012, amount represents restructuring charges of $1 million. For the three months ended March 31, 2011, amount represents restructuring charges of $1 million and a pre-tax gain of $129 million as a result of contributing Discovery Health to the OWN joint venture.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

		Three Months Ended March 31,

		2012	2011		Change

Cash provided by operating activities		$248		$217	$31
Acquisition of property and equipment		(21)		(11)	(10)

Free cash flow		$227		$206	$21

RECONCILIATION OF 2012 OUTLOOK TO GAAP MEASURES

	Full Year 2012

Net income available to Discovery Communications, Inc. stockholders	$ 1,000	To	$1,100
Interest expense, net	235	To	225
Depreciation and amortization	115	To	105
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based	775	To	770
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss
(income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 2,125	To	$2,200

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				March 31, 2012

3.70% Senior Notes, semi-annual interest, due June 2015			$	850
5.625% Senior Notes, semi-annual interest, due August 2019				500
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
4.375% Senior Notes, semi-annual interest, due June 2021				650
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease obligations				97

Total long-term debt				4,247
Unamortized discount				(10)

Long-term debt, net				4,237
Current portion of long-term debt				(19)

Noncurrent portion of long-term debt			$	4,218

EQUITY-BASED COMPENSATION
			March 31, 2012

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	3.7	$31.91	0.1	$19.44

Stock Appreciation Rights	1.8	40.97	——	——

Stock Options	10.0	26.78	4.2	20.51

Performance-based Restricted Stock Units	2.1	39.20	——	——

Service-based Restricted Stock Units	0.8	39.99	——	——

Total Equity-based Compensation Plans	18.4	$31.19	4.3	$20.49

SHARE COUNT ROLL FORWARD	Common	Preferred	Total

(Basic shares, in millions)
Total shares outstanding as of December 31, 2011	260.37	127.46	387.83
Shares repurchased	(6.90)	——	(6.90)
Shares issued – equity-based compensation	3.59	——	3.59

Total shares outstanding as of March 31, 2012	257.06	127.46	384.52